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                                                                     EXHIBIT 3.2
                                RESTATED BY-LAWS
                                       OF
                                   WGNB CORP.
                               ADOPTED MAY 9, 2000

                                   ARTICLE I.

                                    OFFICES

1.  Registered or Statutory Office, and Agent or Clerk.

         The registered or statutory office of the corporation in the State of Georgia is at 201 Maple Street, Carrollton, Georgia, 30117.

         The registered, statutory or resident agent of the corporation at such office is E. H. Hearn, Jr.

2.  Other Places of Business.

         Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II.

                                    DIRECTORS

1. The Board of Directors shall consist of 14 directors who shall be shareholders of the corporation. This Bylaw may be amended only by (i) the affirmative vote of a majority of directors then in office, or (ii) the affirmative vote of shareholders holding not less than 66 2/3% of the outstanding shares of capital stock of the corporation entitled to vote. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business.

2. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, such vacancy may be filled only by the board of directors or, if the directors remaining in office constitute fewer than a quorum of the board, a majority of all of the directors then remaining in office. The shareholders shall not be entitled to fill any vacancies on the board of directors. This Bylaw may be amended only by (i) the affirmative vote of a majority of directors then in office or (ii) the affirmative vote of the shareholders holding not less than 66 2/3% of the outstanding shares entitled to vote.

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                                  ARTICLE III.

                                      STOCK

1. Certificates of stock shall bear the signature of the president and shall be signed by the secretary-treasurer. The seal of the corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only on the books of the corporation properly endorsed. The record of each certificate issued shall be kept on the stub thereof.

2. Shares of stock shall be transferable on the books of the corporation and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder of such transfers shall in proportion to his shares succeed to all rights and liabilities of the prior holders of such shares. All certificates of stock issued by the corporation shall be receipted for by the person to whom such stock is issued or by his duly authorized agent as the board of directors may from time to time prescribe.

                                   ARTICLE IV.

                                  SHAREHOLDERS

1. The regular annual meeting of the shareholders of this corporation shall be held at the main office of the West Georgia National Bank of Carrollton on the 2nd Tuesday of March of each year at which meeting a board of directors shall be elected; but, if no such election shall be held on that day, it may be held on any subsequent day, in accordance with the provisions of the banking laws of the United States.

         Unless otherwise provided by the Articles of Incorporation, a notice of each annual shareholders meeting, setting forth clearly the time, place and purpose of the meeting, shall be given, by mail, to each shareholder of record, at least 10 days prior to the date on which such meeting is to be held; but any failure to mail such a notice, or any irregularity therein, shall not effect the validity of such meeting or of any of the proceedings thereat. Said notice may be waived in writing.

         Shareholders shall meet on the day appointed and shall elect a chairman and a secretary. The president of the corporation shall then make a report to the shareholders showing the condition of the corporation and its subsidiaries with a review of the business for the year.

         To be properly brought before the meeting, business, including nominations for director, must be brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 1; provided, in each case that such business proposed to be conducted is, under law, an appropriate subject for shareholder action.

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For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice for any annual meeting following the 1997 annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation, in accordance with Securities and Exchange Commission Rule 14a-8(a)(3)(i), not less than 120 calendar days prior to the first anniversary of the date of the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received at the principal executive offices of the corporation not less than 150 calendar days prior to the date of the annual meeting. To be timely, a shareholder's notice for the 1997 annual meeting of shareholders must be delivered to the corporation not less than five calendar days prior to the date of such meeting. A shareholder's notice to the Secretary, including notices for the 1997 annual meeting, shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by such shareholder, (iv) the dates upon which the shareholder acquired such shares, (v) documentary support for any claim of beneficial ownership, (vi) a description of any material interest of such shareholder in such business and (vii) a statement in support of the matter and any other information required by said Rule 14a-8. In the case of nominations for director, in addition to the foregoing, a shareholder's notice to the Secretary shall set forth as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

2. A record shall be made of the shareholders represented in person and by proxy, after which the shareholders shall proceed to the election of directors and to the transaction of any other business that may properly come before the meeting. A record of the shareholders meeting, giving the name of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy, and the number of shares held by each, and the names of the proxy shall be entered in the records of this meeting in the Minute Book of the corporation. This

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record shall show the names of the shareholders and the number of shares voted for each resolution or voted for each candidate for director.

         Proxies shall be secured for the annual meeting alone, shall be dated, and shall be filed with the records of the meeting.

         The chairman or secretary of the meeting shall notify the directors-elect of their election and of the time at which they are required to meet for the purpose of organizing the new board. At the appointed time, which as closely as possible shall follow their election, the directors-elect shall convene and organize and then appoint officers and fix salaries for the ensuing year. The resolutions appointing the officers and fixing their salaries shall be recorded in the Corporation's Minute Book.

3. The Board of Directors shall appoint one of its members president of this corporation, who shall be chairman of the board; but the board of directors may appoint a director in lieu of the president, to be chairman of the board, who shall perform such duties as may be designated by the board of directors. The board of directors shall have the power to appoint one vice-president, who shall also be a member of the board of directors, and who shall be authorized, in the absence of the president, to perform all acts and duties pertinent to the office of president, except such as the president only is authorized by law to perform; to appoint a secretary-treasurer; to fix the salaries to be paid to all officers of this corporation; and to dismiss such officers or any of them.

4. The corporation shall hold a special meeting of shareholders on call of the board of directors or, upon delivery to the corporation's Secretary of a signed and dated written consent setting out the purpose or purposes for the meeting, on call of the holders of 50% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Unless provided by law, not less than 10 days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this corporation at their respective addresses as shown upon the books of the corporation. Unless otherwise provided by these by-laws or by law, these by-laws may be amended at any regular or special meeting of the shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this corporation. The notice of any shareholders meeting, at which an amendment to these by-laws of the corporation is to be considered, shall be given as herein above set forth.

                                   ARTICLE V.

                                    OFFICERS

1. The officers of this corporation shall be a president, vice-president (who shall be members of the board of directors), and secretary-treasurer, and such other officers as may be from time to time appointed by the board of directors, by whom their several duties shall be prescribed.

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2.       The president and vice-president shall hold office for the current year for which the board of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed. Any vacancy occurring in the office of president or in the board of directors shall be filled promptly by the remaining members.

3. The secretary-treasurer shall be appointed to hold office respectively, during the pleasure of the board of directors.

4. The president shall be responsible for all such sums of money and property of every kind as may be entrusted to his care or placed in his hand by the board of directors or by the secretary-treasurer, or otherwise come into his hands as president, and the president shall be chief executive officer of the corporation. Subject only to the authority of the board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the corporation. Unless otherwise directed by the board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

5. The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the board. In the event of the absence, death, inability or refusal to act by the president, the vice president shall perform the duties and be vested with the authority of the president.

6. The secretary-treasurer shall be responsible for all monies, funds, and valuables of the corporation, shall have custody thereof, shall cause to be kept books of account, shall cause notices of meetings to be served as prescribed, shall keep minutes of meetings of shareholders and of the board, shall have charge of the corporate seal, and shall perform all other duties assigned by the president or the board.

7. The board, in its discretion, may fill all unexpired terms caused by vacancies in offices, for the remainder of the terms of the offices.

                                   ARTICLE VI.

                               DIRECTORS MEETINGS

1. The regular meetings of the board of directors shall be held on the second Tuesday of each month. When any regular meeting of the board of directors falls upon a holiday, the meeting shall be held on such other day as the board may previously designate. Special meetings may be called by the president, vice-president or at the request of three (3) or more directors.

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2.       The board may act without a meeting if, prior to action taken, each member consents in writing thereto. Such consents shall be filed in the minute book.

                                  ARTICLE VII.

                                   MINUTE BOOK

1. The organization papers of this corporation, the returns of the elections, the proceeding of all the regular and special meetings of all regular and special meetings of the directors and of the shareholders, the by-laws and any amendments thereto, and the reports of the committee of directors shall be recorded in the Minute Book; and the minutes of each meeting shall be signed by the president and attested by the secretary-treasurer.

                                  ARTICLE VIII.

                               TRANSFERS OF STOCK

1. The stock of this corporation shall be assignable and transferable only on the books of this corporation. A transfer book shall be provided in which assignments and transfers of stock shall be made.

2. Certificates of stock, signed by the president and secretary-treasurer, may be issued to shareholders, and when stock is transferred the certificates thereof shall be returned to the corporation, canceled, preserved and new certificates issued. Certificates of stock shall state upon the base thereof that the stock is transferable only upon the books of the corporation.

                                   ARTICLE IX.

                                    EXPENSES

1. All the current expenses of the corporation shall be paid by the secretary-treasurer who shall every six (6) months, or more often if required, make to the board a detailed statement thereof.

                                   ARTICLE X.

                                    CONTRACTS

1. All contracts, checks, drafts, etc., shall be signed by the president or secretary-treasurer or such other officer or officers as may be designated by the board of directors.

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                                   ARTICLE XI.

                                  EXAMINATIONS

1. There shall be appointed by the board of directors a committee of two members, exclusive of the active officers of the corporation, whose duty it shall be to examine, every six (6) months, the affairs of this corporation, count its cash and compare its assets and liabilities with the accounts of the general ledger, ascertain whether the accounts are correctly kept and the condition of the corporation corresponds therewith, and whether the corporation is in a sound and solvent condition, and to recommend to the board such changes in the manner of doing business, etc. as shall seem to be desirable, the result of which examination shall be reported in writing to the board at the next regular meeting thereafter.

2. The board of directors shall have the power to change the form of the books and accounts when deemed expedient, and define the manner in which the affairs of the corporation shall be conducted.

                                  ARTICLE XII.

                                     QUORUM

1. A majority of all directors is required to constitute a quorum to do business. Should there be no quorum at any general or special meeting, the members present may adjourn from day to day until a quorum is in attendance. In the absence of a quorum no business shall be transacted.

                                  ARTICLE XIII.

                                WAIVERS OF NOTICE

1. Any notice required by these by-laws, the certificate of incorporation or the law of the state of incorporation may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before, at or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.

                                  ARTICLE XIV.

               AMENDMENTS TO AND EFFECT OF BY-LAWS AND FISCAL YEAR

1. These by-laws are subject to the provisions of the laws of the State of Georgia and the corporation's Articles of Incorporation, as it may be amended from time to time.

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If any provision in these by-laws is inconsistent with a provision in the state statutes, or the Articles of Incorporation, the provisions of the state statutes or the Articles of Incorporation shall govern.

2. Wherever in these by-laws references are made to more than one incorporator, director or shareholder, they shall, if this is a sole incorporator, director, shareholder, corporation be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by one person constituting the corporation.

3. The fiscal year of the corporation shall begin on the first day of January of each year.

                                  ARTICLE XV.

                        SHAREHOLDER INSPECTION OF RECORDS

         Pursuant to the Official Code of Georgia Annotated Section 13-2-1602(e), a shareholder who holds two percent or less of the outstanding shares of WGNB Corp. shall not have the right to inspect the records of WGNB Corp. enumerated in the Official Code of Georgia Annotated Section 14-2-1602(c) as follows:

(1) Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under the Official Code of Georgia Annotated
         Section 14-2-1602(a);
(2)      accounting records of the corporation; and
(3)      the record of shareholders.

                                  ARTICLE XVI.

                              BUSINESS COMBINATIONS

1. Fair Price Requirements. All of the requirements of Section 14-2-1110 to 14-2-1113, inclusive, of the Georgia Business Corporation Code, as now in effect and as hereafter from time to time amended, shall be applicable to the corporation and to any business combination approved or recommended by the board of directors.

2. Business Combinations. All of the requirements of Section 14-2-1131 to 14-2-1133, inclusive, of the Georgia Business Combination Code, as now in effect and as hereafter from time to time amended, shall be applicable to the corporation and to any business combination with an interested shareholder.